Registration Statement No. 333-32315
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           __________________________

                         Post-Effective Amendment No. 1
                                       to
                                    FORM S-8
             Registration Statement Under the Securities Act of 1933
                          __________________________

                                 ASTRO-MED, INC.
               (Exact name of issuer as specified in its charter)

       Rhode Island                                            05-0318215
(State or other jurisdic-                                   (I.R.S. Employer
   tion of incorporation)                                   Identification No.)

                            600 East Greenwich Avenue
                           West Warwick, Rhode Island
                                 (401) 828-4000
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                        1997 Incentive Stock Option Plan
                            (Full title of the Plan)

   Joseph P. O'Connell, Vice President, Chief Financial Officer and Treasurer
                                 Astro-Med, Inc.
                            600 East Greenwich Avenue
                             West Warwick, RI 02893
                                 (401) 828-4000
            (Name, address, including zip code, and telephone number,
              including area code, of agent for service of process)

                                    Copy to:

                            Margaret D. Farrell, Esq.
                            Hinckley, Allen & Snyder
                                1500 Fleet Center
                         Providence, Rhode Island 02903
                                 (401) 274-2000

If any of the securities being registered on this form are to be offered on a delay or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [x]

                                                        Exhibit Index on Page 8.

This Post-Effective Amendment No. 1 to the Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

Registration Statement No. 333-32315 is incorporated herein by reference.


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                         CALCULATION OF REGISTRATION FEE
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Title of
Each Class of  Proposed     Proposed
Securities     Amount       Maximum          Maximum              Amount
to be          to be        Offering Price   Aggregate            Registration
Registered     Registered   Per Share(1)     Offering Price       Fee (2)
_______________________________________________________________________________

Common Stock   500,000      $5.0625           $2,531,250           $102.78
(par value
$.05)
_______________________________________________________________________________

(1) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, based on the average of the high and low prices of the Registrant's Common Stock as reported by NASDAQ on August 27, 1998.

(2) A registration fee of $643.94 with respect to 250,000 shares was paid when the initial Registration Statement was filed.



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                        Registration of Additional Shares

     Astro-Med, Inc. (the "Company") filed a Registration Statement on Form S-8 relating to its 1997 Incentive Stock Option Plan (the "Plan") dated as of July 10, 1997, registering 250,000 shares of the common stock ("Common Stock") of the Company reserved for issuance pursuant to options granted under the Plan. The Plan was amended on May 19, 1998 to authorize the issuance under the Plan of options covering an additional 250,000 shares of Common Stock under the Plan. This Post-Effective Amendment No. 1 to Registration Statement No. 333-32315 shall serve to register the additional 250,000 shares issuable under the Plan.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 5. Interests of Named Experts and Counsel.

     Certain legal matters in connection with the validity of the shares of Common Stock offered hereby have been passed upon for the Registrant by Hinckley, Allen & Snyder, 1500 Fleet Center, Providence, Rhode Island 02903. Margaret D. Farrell, a partner of Hinckley, Allen & Snyder, is the Secretary of the Registrant. Certain retired partners of the firm of Hinckley, Allen & Snyder own shares of the Registrant's Common Stock, as follows: (a) Edwin Torrance directly owns 6,000 shares; and (b) Jacques Hopkins directly owns 4,250 shares and indirectly owns 9,650 shares, 4,250 of which are owned by his wife and 5,400 of which are held in revocable trusts established by his adult children of which his wife is co-trustee. In addition, Margaret D. Farrell and Jacques Hopkins are joint Trustees of the Astro-Med Employee Stock Ownership Trust. As of January 31, 1998, the Employee Stock Ownership Trust owned 62,309 shares of Common Stock of Astro-Med.

Item 9. Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (or the most recent post-effective amendment thereof);

          (iii)To include any material information with respect to the plan of distribution not previously disclosed or any material change to such information;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf of the undersigned, thereunto duly authorized, on the 28th day of August, 1998.

                                                    ASTRO-MED, INC.

                                                    By: /s/ Albert W. Ondis
                                                    Albert W. Ondis, Chairman
                                                    and Chief Executive Officer


     Pursuant to the requirements of the Securities Act, this Post-Effective amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                      Title                          Date

/s/ Albert W. Ondis            Chairman (Principal            August 28, 1998
Albert W. Ondis                Executive Officer)
                               and Director

/s/ Everett V. Pizzuti         President (Principal           August 28, 1998
Everett V. Pizzuti             Operating Officer)
                               and Director

/s/ Joseph P. O'Connell        Vice President and             August 28, 1998
Joseph P. O'Connell            Treasurer (Principal
                               Financial Officer)

/s/ Gary A. Dalton             Controller (Principal          August 28, 1998
Gary A. Dalton                 Accounting Officer)

/s/ Jacques V. Hopkins         Director                       August 28, 1998
Jacques V. Hopkins

/s/ Hermann Viets              Director                       August 28, 1998
Hermann Viets, Ph.D.

/s/ Neil K. Robertson          Director                       August 28, 1998
Neil K. Robertson


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                                  EXHIBIT INDEX


                                                                    SEQUENTIALLY
EXHIBIT                                                             NUMBERED
NUMBER                EXHIBIT                                       PAGE

4.1                   Articles of Incorporation of
                      the Registrant, as amended
                      (filed as Exhibit No. 3A to
                      the Registrant's report on
                      Form 10-Q for the quarter ended
                      August 1, 1992 and by this
                      reference incorporated herein)                N/A

4.2                   By-laws of the Registrant, as
                      amended (filed as Exhibit No. 3B
                      to the Registrant's report on Form
                      10-Q for the quarter ended July 30, 1988
                      and by this reference
                      incorporated herein)                          N/A

4.3                   1997 Incentive Stock Option Plan, as
                      Amended, of Registrant                        9

5                     Opinion of Hinckley, Allen &
                      Snyder                                        14

23.1                  Consent of Arthur Andersen LLP                16

23.2                  Consent of Hinckley, Allen &
                      Snyder (contained in their
                      opinion filed as Exhibit 5)                   N/A